EXHIBIT 10.34



                             FIRST AMENDMENT TO THE
                                 INTERFACE, INC.

                          OMNIBUS STOCK INCENTIVE PLAN

         THIS AMENDMENT is made as of the 27th day of February, 2001, by Interface, Inc., a Georgia corporation (the "Company");

                              W I T N E S S E T H:
                              - - - - - - - - - --

         WHEREAS, the Company established the Interface, Inc. Omnibus Stock Incentive Plan (the "Plan") effective January 20, 1997; and

         WHEREAS, Section 16(a) of the Plan permits the Board of Directors of the Company, subject to the approval of the Shareholders, to amend the Plan; and

         WHEREAS, the Board of Directors of the Company desire to amend the Plan to increase the total number of Shares which may be granted or awarded under the Plan.

         NOW, THEREFORE, for and in consideration of the foregoing premises, and other good and valuable consideration, the Plan is amended as follows:

         1. Section 3 is hereby amended by deleting the number "one million eight hundred thousand (1,800,000)" and replacing it with the number "five million six hundred thousand (5,600,000)."

         2. This First Amendment shall be effective as of the date first above written, subject to the approval of the Company's shareholders. Except as hereby amended, the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned does hereby execute this First Amendment to the Plan as of the date first above written.

                                    INTERFACE, INC.

                                    By:   /s/ Raymond S. Willoch
                                       --------------------------------------
                                           Senior Vice President